UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

July 12, 2004

PHOTONIC PRODUCTS GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

000-11668	22-2003247
(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, New Jersey	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1901

Item 5.  Other Events.

Photonic Products Group, Inc. announced that pursuant to closings held on July 12, 2004 and July 13, 2004 it has closed on the private placement of 1,515,500 units of securities with a group of individuals and institutional investors.  Each unit was sold at a price of $1.00 per unit, for total gross proceeds of approximately $1.5 million.  Each unit consists of one (1) share of newly issued common stock and a five (5) year warrant to purchase three-fourths (3/4) of a share of newly issued common stock.  Four warrants are exercisable to purchase three (3) shares of common stock at an aggregate purchase price of $4.05, or an effective exercise price per share of common stock of $1.35.  Under the terms of the current private placement, PPGI may issue an additional 3,481,500 units on the same terms.  The securities described herein offered by PPGI have not been registered under the Securities and Exchange Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOTONIC PRODUCTS GROUP, INC.

Date:	July 15, 2004	By:	/s/ Daniel Lehrfeld
Daniel Lehrfeld
President and Chief Executive Officer